SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
  [_] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
  [X] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to Rule 14a-12

                               GraphOn Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------
      (5) Total fee paid:

      -------------------------------------------------------------------
  [_] Fee paid previously with preliminary materials.
  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:

      -------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

      -------------------------------------------------------------------
      (3) Filing Party:

      -------------------------------------------------------------------
      (4) Date Filed:

      -------------------------------------------------------------------

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A-2
                          Santa Cruz, California 95062

                          -----------------------------

                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 22, 2005

                  ---------------------------------------------


To the Stockholders of
GraphOn Corporation:

      NOTICE IS GIVEN that the 2005 annual meeting of stockholders of GraphOn Corporation will be held at our offices at 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062, on Thursday, December 22, 2005 at 11:00 a.m., local time, for the following purposes:

  I. To elect one director to Class III of the board of directors to serve for a three-year term.

  II.   To approve the 2005 Equity Incentive Plan.

  III. To ratify the selection of Macias Gini & Company LLP as our independent auditors for the fiscal year ending December 31, 2005.

  IV. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on November 21, 2005 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                    /s/ William Swain
                                    ------------------
                                    William Swain
                                    Secretary

Santa Cruz, California
November 21, 2005



Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A-2
                          Santa Cruz, California 95062

                                 PROXY STATEMENT

                                  INTRODUCTION

      This proxy statement is being mailed on or about November 23, 2005 to all stockholders who held our common stock at the close of business on November 21, 2005 in connection with the solicitation by our board of directors of proxies for the 2005 annual meeting of stockholders to be held at our offices at 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062, on Thursday, December 22, 2005 at 11:00 a.m., local time

Solicitation of Proxies

      Who is soliciting my vote and how is the solicitation financed?

   This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

      When was the proxy statement mailed to stockholders?

   This proxy statement was first mailed to stockholders on or about November 23, 2005.

      Can I attend the meeting?

   All persons or entities who held shares of our common stock on November 21, 2005 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

Issues Submitted for Voting

      On what issues am I voting?

      o election of one director to Class III of the board of directors to serve for a three-year term;

      o approval of the 2005 Equity Incentive Plan; and

      o ratification of the selection of Macias Gini & Company LLP as our independent auditors for the fiscal year ending December 31, 2005.

   Our board does not now know of any other matter that may be brought before the meeting.

      What if unanticipated business arises for vote at the meeting?

   In the event that any other matter should come before the meeting, or any of the director nominees should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

Manner of Voting

      How do I cast my vote?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominee, FOR the approval of the 2005 Equity Incentive Plan and FOR the ratification of the selection of Macias Gini & Company LLP as our independent auditors for the fiscal year ending December 31, 2005.

      What if my shares are held through a bank or broker?

   Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

      May I revoke my proxy?

   Any stockholder may revoke his or her proxy, whether (s)he votes by mail or the Internet, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

      Who will count the votes?

   Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

      Is my vote confidential?

   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer company to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

Votes Required

      How many shares can vote?

   Only stockholders who owned our common stock as of November 21, 2005 (the "record date") can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of the record date was 46,167,047. Our common stock is the only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of the record date will be available at our offices, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062, for a period of ten days prior to the meeting and at the meeting itself, for examination by any stockholder.

      How many shares are required for the adoption of a proposal?

   A majority of the shares of our common stock outstanding and entitled to vote as of November 21, 2005 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business.

   The Class III director will be elected by a plurality of the votes cast at the meeting. To be adopted the proposals to approve the 2005 Equity Incentive Plan and to ratify the selection of Macias Gini & Company LLP as our independent auditors must receive the affirmative vote of more than 50% of the shares voting on the matter.

   If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

Stockholder Proposals for the 2006 Annual Meeting

      When are stockholder proposals for the 2006 annual meeting due?

   We currently intend to hold our 2006 annual meeting during the summer of 2006. Therefore, all stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to April 1, 2006.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

      o Class I:   Michael Volker (one person; term expires 2006)
      o Class II:  Robert Dilworth and August Klein (terms expire 2007)
      o Class III: Gordon M. Watson (one person; current nominee; term expires
                   2005)

      One director is to be elected at this meeting to serve for a term of three years or until his successor is elected and qualified.

Nominee for Election at the 2005 Annual Meeting (to a three-year term expiring in 2008)

      The following sets forth information concerning the nominee:

      Gordon M. Watson, age 69, has served as one of our directors since April 2002. In 1997 Mr. Watson founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997 he served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development, Distributed Solutions. Earlier positions include Senior Vice President of Sales for Local Data, Incorporated, President, Troy Division, Data Card Corporation, and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr. Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles and has taught at the University of California at Irvine. Mr. Watson is also a director of DPAC Technologies, PATH Communications and SoftwarePROSe, Inc.

Current Director Whose Term Expires in 2006 (Class I)

      Michael Volker, age 57, has served as one of our directors since July 2001. Mr. Volker has been, since 1996, Director of Simon Fraser University's Industry Liaison Office. He is also Chief Executive Officer of WUTIF Capital, an "angel" fund that invests in technology startup companies. From 1996 to 2001, Mr. Volker was Chairman of the Vancouver Enterprise Forum, a non-profit organization dedicated to the development of British Columbia's technology enterprises. From 1987 to 1996, Mr. Volker was Chief Executive Officer and Chairman of the Board of Directors of RDM Corporation, a publicly-listed company. RDM is a developer of specialized hardware and software products for both Internet electronic commerce and paper payment processing. From 1988 to 1992, Mr. Volker was Executive Director of BC Advanced Systems Institute, a hi-tech research institute. Since 1982, Mr. Volker has been active in various early stage businesses as a founder, investor, director and officer. Mr. Volker, a registered professional engineer in the Province of British Columbia, holds a Bachelor's and Master's degree from the University of Waterloo.

Current Directors Whose Term Expires in 2007 (Class II)

      Robert Dilworth, age 64, has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer upon the termination, by mutual agreement, of our former Chief Executive Officer, Walter Keller. From 1987 to 1998, he served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as

President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions included Chief Executive Officer and President of Morrow Designs, Chief Executive Officer of Ultramagnetics, Group Marketing and Sales Director of Varian Associates Instruments Group, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is currently a director of eOn Communications and Amber Technologies. Mr. Dilworth previously served as director of Mobility Electronics, Get2Chip.com, Inc., Sky Pipeline and Yummy Interactive.

      August P. Klein, age 69, has served as one of our directors since August 1998. Mr. Klein has been, since 1995, the founder, Chief Executive Officer and Chairman of the Board of JSK Corporation. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. Mr. Klein spent 25 years with IBM Corporation, rising to a senior executive position as General Manager of the Retail/Distribution Business Unit. Mr. Klein is a director of QuickSite Corporation and has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988. Mr. Klein holds a B.S. in Mathematics from St. Vincent College.

Executive Officer that is not a Director

      William Swain, age 64, has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom's initial public offering and subsequent public financing activities. He continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with leading companies in the computer industry, including Morrow Designs, Varian Associates and Univac. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

      Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Board and Committee Meetings

      During 2004, our board met a total of six times. With the exception of Mr. Dilworth, who was excused from one meeting due to illness, all of our directors attended all of the board and committee meetings during 2004, either in person or by electronic means. Our board of directors has established two committees; an audit committee and a compensation committee.

      The duties and responsibilities of the audit committee are described below under "Report of Audit Committee." The audit committee, which is composed of August P. Klein (committee chairman), Michael Volker and Gordon Watson, held two meetings in 2004. The board of directors has determined that each member of the audit committee meets the Nasdaq Marketplace Rule definition of "independent" for audit committee purposes. The board of directors has also determined that Mr. Klein meets the SEC definition of an "audit committee financial expert."

      The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee, which is composed of Robert Dilworth and August Klein, held one meeting during 2004.

      We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the nomination process. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders because historically we have not received recommendations from our shareholders.

      Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors consider, among other things, an individual's business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Code of Ethics

      We have a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. The code of ethics was filed as an exhibit to our report on Form 10-K for the year ended December 31, 2003.

Stockholder Communication with Board Members

      We maintain contact information for stockholders, both telephone and email, on our website (www.graphon.com) under the heading "Contact Us." By following the Contact Us link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor/Public Relations. Communications sent to Investor/Public Relations and specifically marked as a communication for our board will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications received via telephone or mail for the board are forwarded to the board by one of our officers.

Board Member Attendance at Annual Meetings

      Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Robert Dilworth attended our 2004 annual meeting of stockholders.

Compensation of Directors

      During the year ended December 31, 2004, directors who were not otherwise our employees were compensated at the rate of $1,000 for attendance at each meeting of our board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a board committee, and a $1,500 quarterly retainer. Additionally, outside directors are granted stock options periodically, typically on a yearly basis. In the aggregate, our outside directors received options to purchase 152,500 shares of our common stock during 2004 at an average exercise price of $0.56 per share.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE TO SERVE AS A CLASS III DIRECTOR.

                                   PROPOSAL II

                  APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

      The purposes of our 2005 Equity Incentive Plan are (i) to align the interests of our shareholders and the recipients of options under the plan by increasing the proprietary interest of such recipients in our growth and success, (ii) to advance our interests by attracting and retaining officers, other employees, consultants, advisors and well-qualified persons who are neither our officers nor our employees for service as our directors, and (iii) to motive such persons to act in the long-term best interests of our shareholders. For purposes of the plan, references to employment by us shall also mean employment by a subsidiary. The 2005 Equity Incentive Plan is attached to this proxy statement as Exhibit A.

      Under the plan, we may grant non-qualified stock options and "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code (the "Code")) to qualified officers, employees, consultants and advisors. We may also grant Performance Vested Stock (PVS) in addition to stock options. Approximately one officer, twenty-five employees, three non-employee directors and one consultant are currently eligible to participate in the plan.

      Administration. The plan is administered by our board of directors or, if the board of directors so elects, by a committee designated by the board of directors consisting of one or more directors. Each member of the committee must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As used herein, the term "Committee" means our Board of Directors if no such committee is designated, and means such stock option committee during such times as it is so designated. Currently the plan is administered by our compensation committee as described elsewhere in this prospectus.

      The Committee selects eligible persons for participation in the plan and determines the type of awards and the number of shares of common stock subject to each award granted, the exercise price of each option award, the time and conditions of vesting or exercisability of each award and all other terms and conditions of each award, including the form of the written award agreement between us and the recipient that evidences each award and sets forth the terms and conditions of such award. The Committee interprets the plan and the application thereof, establishes such rules and regulations it deems necessary or desirable for the administration of the plan and may impose, incidental to the grant of an award, conditions with respect to the grant, such as limiting competitive employment or other activities. The Committee may take action such that any or all outstanding awards shall become vested or exercisable in part or in full.

      The Committee may delegate some or all of its power and authority to our chief executive officer or our other executive officers as the Committee deems appropriate. However, the Committee may not delegate its power and authority with regard to the selection for participation in the plan of an executive officer or other person subject to Section 16 of the Securities Exchange Act of 1934, or decisions concerning the timing, pricing or amount of an award grant to such an executive officer or other person.

      Available Shares. Under the plan, 3,500,000 shares of our common stock are available for issuance pursuant to award grants. To the extent that shares of common stock subject to an outstanding award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, then such shares of common stock will again be available under the plan.

      Effect of Certain Transactions. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of our common stock other than a regular cash dividend (a "corporate transaction"), the number and class of securities available for issuance under this plan, the limitation on the number of shares subject to awards that may be granted to any person in a single year, the number and class of securities subject to each outstanding award and the purchase price per security subject to an outstanding option shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final and binding.

      In the event a corporate transaction involving the disposition of all or substantially all of our assets, a consummation of a merger or consolidation in which we are not the surviving or resulting corporation or sale of all of our outstanding common stock to another person or corporation, the Committee must provide, at its election, for one or more of the following: (i) for each outstanding award, whether or not then vested or exercisable, to be replaced with a comparable award with respect to shares of capital stock of a successor or purchasing corporation or a parent thereof, or (ii) for each outstanding award, whether or not then vested or exercisable, to be assumed by a successor or purchasing corporation or a parent thereof on the same terms and subject to the same conditions, or (iii) for each outstanding award, whether or not then vested or exercisable, to become vested or exercisable during such period prior to the scheduled consummation of such transaction and cancelled upon consummation of the transaction to the extent the award is not exercised prior to consummation of such transaction as may be specified by the Committee.

      Effective Date, Termination and Amendment. The plan became effective on November 3, 2005 and will terminate ten years thereafter unless terminated earlier by the board of directors. Termination of the plan will not affect the terms or conditions of any options granted prior to termination. The board of directors may amend the plan, as it shall deem advisable, subject to stockholder approval in certain circumstances. No amendment may be made without stockholder approval if the amendment would increase the maximum number of shares of common stock available under the plan or extend the term of the plan. No option issued under the plan may be repriced or regranted at a lower exercise price or replaced by an option with a lower exercise price, without prior stockholder approval except as a result of an adjustment in the event of any corporate transaction as described above.

      Non-Qualified Stock Options. The exercise price of each non-qualified stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted. The maximum term of each non-qualified stock option is ten years after the date of the grant.

      Incentive Stock Options. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted and the maximum term of each incentive stock option is ten years after the date of grant; provided, however, if the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of our capital stock or of any of our subsidiaries, the exercise price will be the price required by Section 422(c)(5) of the Code, which is currently 110% of the fair market value of the common stock on the date the option is granted and the maximum term of each incentive stock option is five years after the date of the grant.

      Performance Vested Stock (PVS).

           Number of Shares. The Compensation Committee will determine the number of shares of common stock that will be subject to each individual award of PVS.

           Eligible Participants. The Compensation Committee will be authorized to grant PVS to members of our board of directors, to our officers, to our executives and to our advisors and consultants. The number of current eligible participants is approximately ten.

           Restriction Period. The period of restriction of time during which the shares of common stock subject to an award of PVS are subject to a substantial risk of forfeiture and the transfer of such shares is limited.

           Performance Measures. The Compensation Committee will, in its discretion, establish the performance measures and targets, which must be achieved during the Restriction Period for the PVS to vest. The performance measure(s) to be used for purposes of PVS shall be chosen from among the following business criteria, or such other business criteria as the Compensation Committee deems appropriate:

          o Earnings before interest, taxes, depreciation and amortization ("EBITDA");
          o   Consolidated pre-tax earnings;
          o   Revenues;
          o   Net earnings;
          o   Operating income;
          o   Earnings before interest and taxes;
          o   Cash flow measures;
          o   Return on equity;
          o   Return on net assets employed;
          o   Earnings per share;
          o   Net income excluding special or non-recurring items;
          o   Total shareholder return; and
          o   Operating margin.

           Ability to Adjust Performance Measures. The Compensation Committee may, in its discretion and without stockholder approval, change the performance measures set forth above and establish, on a grant-by-grant basis, the performance targets applicable to such performance measures.

           Vesting of PVS. PVS (or a specified portion of an award of PVS) will become fully vested and freely transferable upon achievement during the Performance Period of the performance targets set forth in the award. If the performance targets are not achieved during the Performance Period, the PVS will be forfeited and returned to us.

           Voting Rights. Except as otherwise provided in an agreement relating to an award of PVS, the holder of PVS shall have full voting rights with respect to the shares of common stock subject to such PVS during the period of restriction.

           Dividends and Other Distributions. Except as otherwise provided in an agreement relating to an award of PVS, during the period of restriction, the holder of PVS shall be credited with any cash dividends paid with respect to the underlying shares of common stock subject to such PVS. However, the Compensation Committee may apply any restrictions to the dividends that the Compensation Committee deems appropriate.

      Termination of Employment.

           Options

           Upon termination of an option recipient's employment with us by reason of the option recipient's death or permanent or total disability, each option then held by that option recipient will be exercisable to the extent that the option is exercisable on the effective date of such termination, for a period of no more than one year after the date of such termination, but in no event after the expiration date of such option. In the event of an option recipient's termination by us for "Cause," each stock option held by such recipient shall terminate on the date of termination. "Cause" is defined in the plan as (i) an award recipient's willful and continued failure to substantially perform his or her duties with us, or (ii) the award recipient's willful engagement in conduct which is demonstrably injurious to us or any of our subsidiaries, monetarily or otherwise, including conduct that, in our reasonable judgment, does not conform to the standard of our executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to us. If the award recipient is subject to a written employment agreement with us, "Cause" has the meaning ascribed thereto in such agreement but shall not include termination by reason of an award recipient's total disability notwithstanding any language to the contrary in such employment agreement. In the event of an option recipient's voluntary termination of employment or if we terminate an option recipient without

"Cause", each option then held by that option recipient will be exercisable to the extent that the option is exercisable on the effective date of such termination for a period of no more than 90 days after such termination, but in no event after the expiration date of such option. If an option recipient dies during the applicable one-year or 90 day period following such termination, each option will be exercisable only to the extent that such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such options.

           PVS

           Except to the extent otherwise set forth in an agreement relating to an award of PVS, if a PVS recipient's employment or service as a director is terminated due to such recipient's disability or death or the PVS recipient's employment or service as a director is involuntarily terminated by us without "Cause" (as defined in the plan), the period of restriction shall terminate on the date of termination of employment or service, and any applicable performance measures shall be computed through such date. If a PVS recipient's employment or service as a director is terminated for any other reason, the portion of such PVS which is subject to an unexpired period of restriction on the date of such termination shall be forfeited to and cancelled by us.

      Federal Income Tax Consequences. The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to grants of options and PVS under the plan.

           Option Grants

           A participant receiving a non-qualified stock option under the plan will not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares of common stock purchased on the date of exercise. At that time, we will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income except to the extent the limits on the deduction of certain compensation in excess of $1 million under Section 162(m) of the Code applies. Non-qualified stock options granted under the plan are not considered to be performance-based compensation for purposes of Section 162(m) of the Code. This means that for purposes of applying the deduction limits under Code Section 162(m), the amount of income realized upon exercise of a non-qualified stock option granted under the plan will be taken into account in determining whether our Chief Executive Officer or one of our four other highest paid officers has compensation in excess of $1 million.

      A participant receiving an incentive stock option will not recognize income at the time of grant or (except for purposes of the alternative minimum tax) exercise of the option, but will recognize income or loss upon disposition of the shares, which may be ordinary income or capital gain (or loss) depending on the length of time the shares have been held. We will not be entitled to any deduction with respect to the grant or exercise of a participant's incentive stock option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant of the option and one year from the date of exercise, we will be entitled to a deduction as compensation expense (except to the extent the limits on the deduction of certain compensation in excess of $1 million under Section 162(m) of the Code applies in an amount equal to the amount taxable to the participant as ordinary income and not capital gain. Incentive stock options granted under the plan are not considered to be performance-based compensation for purposes of Section 162(m) of the Code.

           PVS

           A person who has been granted PVS will not recognize taxable income on the date of grant and we will not be entitled to a deduction at that time, unless such award recipient makes an election to be taxed at the time such PVS is granted. If such election is not made, when the PVS vests (that is, as restrictions lapse) the holder will recognize ordinary income in an amount equal to the fair market value of the vested shares at such time less any cash consideration which the holder paid for the shares, and we will be entitled to a corresponding deduction, except to the extent the limits on the deduction of certain compensation in excess of $1 million under Section 162(m) of the Code apply. PVS granted under the plan are not considered to be performance-based compensation for purposes of Section 162(m) of the Code. PVS granted under the plan are not considered to be performance-based compensation for purposes of
Section 162(m) of the Code. Any gain or loss realized upon the sale or exchange of shares following the lapse of the restrictions thereon will be treated as long-term or short-term capital gain or loss. A holder's basis for these shares will be the amount recognized as taxable compensation plus any cash consideration which the holder paid for the shares. The holding period for the shares will begin on the date the holder recognizes taxable compensation with respect to the shares. In addition, a participant receiving dividends with respect to a PVS award for which the above-described election has not been made and prior to the time the restriction lapse will recognize taxable compensation (subject to income tax withholding for employees) rather than dividend income, in an amount equal to the dividends paid and we will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) applies.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information related to all of our equity compensation plans as of December 31, 2004; it does not give effect to 1,250,000 shares of common stock issuable under options granted in 2005 to two individuals under plans approved by our board of directors during 2005:

                           Number of          Weighted
                         Securities to         Average
                        be Issued Upon        Exercise          Number of
                          Exercise of          Price of         Securities
                          Outstanding        Outstanding        Remaining
                           Options,           Options,          Available
                         Warrants and       Warrants and       for Future
 Plan Category              Rights             Rights           Issuance
------------------      --------------      ------------       -----------
Equity compensation
 plans approved by
 security holders:

  Stock option plans      2,965,268           $ 0.56            1,145,591

  Employee stock
    purchase plan            (1)                (1)                (1)

Equity compensation
 plans not approved by
 security holders:

  Stock option plan (2)       --                n/a              400,000
                        --------------      ------------       -----------
      Total               2,965,268           $ 0.56            1,545,591
                        ==============      ============       ===========

(1) Under terms of the employee stock purchase plan (ESPP), employees who participate in the plan are eligible to purchase shares of common stock. As of December 31, 2004, 168,056 shares had been purchased through the ESPP, at an average cost of $1.02 per share and 131,944 shares are available for future purchase.

(2) On April 30, 2000 our board approved a supplemental stock option plan. Participation in the supplemental plan is limited to those employees who are, at the time of the option grant, neither officers nor directors. The supplemental plan was initially authorized to issue options for up to 400,000 shares of common stock. The exercise price per share is subject to the following provisions:

      o The exercise price per share shall not be less than 85% of the fair market value per share of common stock on the option grant date.

      o If the person to whom the option is granted is a 10% shareholder, then the exercise price per share shall not be less than 110% of the fair market value per share of common stock on the option grant date.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information for the fiscal years ended December 31, 2004, 2003 and 2002 concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2004.

                                                                      Long-term Compensation
                                                                 --------------------------------
                Annual Compensation                                     Awards            Payouts
---------------------------------------------------------------  ----------------------   -------
                                                                 Restricted  Securities
Name and Principal                                 Other Annual    Stock     Underlying    LTIP     All Other
    Position              Year    Salary   Bonus   Compensation    Awards     Options     Payouts  Compensation
------------------------ ------ --------- -------  ------------  ----------  ----------   -------  ------------
Robert Dilworth           2004  $  99,000    --         --           --      300,000 (2)     --         --
 Chairman of the Board    2003  $ 129,000    --         --           --       40,000         --         --
 and Chief Executive      2002  $ 256,000    --         --           --      100,000         --         --
 Officer (Interim)(1)

William Swain             2004  $ 123,100    --         --           --      380,000 (2)     --      $ 2,000 (3)
 Chief Financial Officer  2003  $  96,200    --         --           --       40,000         --      $ 2,000 (3)
 and Secretary            2002  $ 147,700    --         --           --         --           --      $ 2,000 (3)
------------------------


(1) Mr. Dilworth began as Chief Executive Officer (Interim) during January 2002. As interim Chief Executive Officer, Mr. Dilworth is compensated as a consultant and not an employee. Although he is eligible to receive compensation for his services as a director, he has elected, since assuming the interim Chief Executive Officer position, to forgo the cash compensation we pay all directors for their attendance at board and committee meetings as well as the quarterly retainer and receive cash compensation only for his services as our interim Chief Executive officer. Consequently, the salary figures in the above table are solely for Mr. Dilworth's performance as our interim Chief Executive Officer.

(2) Recognizing that the exercise prices of certain options held by Robert Dilworth and William Swain were significantly below the then current market price of our common stock and that executive officers and directors were not eligible to participate in our offer to exchange certain outstanding employee options during June and July 2003, our board of directors determined that Messrs. Dilworth and Swain should be given the opportunity to exchange their out-of-the-money options. As a result of this determination, on May 14, 2004, Mr. Dilworth voluntarily surrendered options to purchase 10,000, 50,000 and 200,000 shares of common stock at an exercise price of $0.91, $1.34 and $6.13 per share, respectively, and Mr. Swain voluntarily surrendered options to purchase 135,000, 74,000, 40,000 and 135,000 shares of common stock at an exercise price of $1.34, $2.56, $7.31 and $15.62 per share, respectively. New option grants equal to the number cancelled were made on November 15, 2004 at an exercise price of $0.34 per share, the then current market price of our common stock. All options granted to Mr. Dilworth during fiscal 2004 were granted in his capacity as one of our directors.

 (3) Company contribution to the 401(k) Plan.

Option Grants in Last Fiscal Year

      The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during the 2004 fiscal year:



                                                                              Potential realizable Value at
                 Number of Shares of                                          Assumed Annual Rates of Stock
                    Common Stock      Options Granted                          Appreciation for Option Term
                     Underlying       to Employees in  Exercise   Expiration  -----------------------------
    Name           Options Granted      Fiscal Year    Price (1)     Date           5%              10%
---------------  -------------------  ---------------  ---------  ----------  ------------     ------------
Robert Dilworth      300,000 (2)           22.2%        $ 0.34     11/14/14    $ 1,457,100     $ 1,910,800

William Swain        380,000 (2)           28.1%        $ 0.34     11/14/14    $ 1,845,700     $ 2,420,300

---------------

(1) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing sales price reported on the Over-the-Counter Bulletin Board on the date of grant.

(2) During 2004, Mr. Dilworth and Mr. Swain voluntarily surrendered, on May 14, 2004, 260,000 and 380,000 out-of-the-money options, respectively, in conjunction with participation in a voluntary stock option exchange program. New option grants equal to the number cancelled were made on November 15, 2004. All options granted to Mr. Dilworth during fiscal 2004 were granted in his capacity as one of our directors.

Fiscal Year-End Option Values

      The following table shows information with respect to unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2004. No options held by such individuals were exercised during 2004.

                             Number of
                 Securities Underlying Unexercised     Value of Unexercised In-The Money
                  Options at Fiscal Year-End (1)        Options at Fiscal Year-End (2)
                 ---------------------------------     ---------------------------------
    Name          Exercisable       Unexercisable       Exercisable       Unexercisable
---------------  -------------     ---------------     --------------    ---------------
Robert Dilworth     440,000               --             $ 112,200              --

William Swain       420,000               --             $  98,800              --

---------------

(1) Options are generally immediately exercisable and vest in 33 equal monthly installments beginning three months after the date of grant. Shares issued upon the exercise of options are subject to our repurchase, which right lapses as the shares vest.

(2) The value of the in-the-money options was calculated as the difference between the exercise price of the options and $0.56, the fair market value of our common stock as of December 31, 2004, multiplied by the number of the in-the-money options outstanding.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2004, the Compensation Committee was comprised of Robert Dilworth, our Interim Chief Executive Officer and Chairman of the Board, and August Klein, a non-employee director.

Certain Relationships and Related Party Transactions

      On January 29, 2004, we issued and sold to certain individuals and entities in a private placement (the 2004 private placement) 5,000,000 shares of common stock and five-year warrants to acquire 2,500,000 shares of common stock at an exercise price of $0.33 per share. We derived net proceeds of approximately $931,400 from the 2004 private placement. We also issued to Griffin Securities Inc., as a placement agent fee in respect to the 2004 private placement, warrants to acquire 500,000 shares of common stock at an exercise price of $0.23 per share and warrants to acquire 250,000 shares of our common stock at an exercise price of $0.33 per share.

      Orin Hirschman purchased 3,043,478 shares of common stock and warrants to acquire 1,521,739 shares of common stock in the 2004 private placement for approximately $700,000 in cash (representing in the aggregate 6.6% of our outstanding shares of common stock as of November 21, 2005). As a condition of the sale, we entered into an Investment Advisory Agreement, expiring on January 29, 2007, with Mr. Hirschman, which provides for our payment of 5% of the value of any business transaction that he introduces to us and which we accept.

      On October 6, 2004, we entered into a letter of intent to acquire NES. We contemporaneously loaned $350,000 to Ralph Wesinger, NES' majority shareholder, to fund his purchase of all the NES common stock then owned by another person. We received Mr. Wesinger's 5-year promissory note, which bears interest at a rate of 3.62% per annum and which was secured by his approximately 65% equity interest in NES, to evidence this loan. Mr. Wesinger also agreed that we would receive 25% of the gross proceeds of any sale or transfer of these shares, which shall be applied in reduction of the then outstanding balance of his note. We have the option to accelerate the maturity date of this note upon the occurrence of certain events.

      On December 10, 2004 we entered into an agreement with AIGH Investment Partners, LLC (AIGH), an affiliate of Orin Hirschman, to reimburse AIGH $665,000, as well as its legal fees and expenses, relating to its successful efforts to settle certain third party litigation against NES and certain of its affiliates.

      On January 31, 2005, we completed our acquisition of NES in exchange for 9,599,993 shares of common stock, the assumption of approximately $232,500 of NES' indebtedness and the reimbursement to AIGH of $665,000 for its advance on our behalf of a like sum in December 2004 to settle certain third party litigation against NES. This reimbursement was effected (as discussed below) by a partial credit against the purchase price of our securities acquired by AIGH in the 2005 private placement. Of such 9,599,993 shares, 4,963,158 were issued to Mr. Wesinger, an aggregate 2,439,335 shares were issued to NES' other shareholders and an aggregate 2,197,500 shares to two of NES' remaining creditors. Immediately thereafter, 3,260,391 of the shares issued to Mr. Wesinger were substituted for the NES shares that he had previously pledged to us to secure repayment of his $350,000 note. In accordance with the terms of the acquisition, Mr. Wesinger became a non-executive employee of our company upon consummation of the acquisition.

      On February 2, 2005, we issued and sold to certain individuals and entities in the 2005 private placement 148,148 shares of newly authorized Series A preferred stock at a price of $27.00 per share and five-year warrants to acquire 74,070 shares of newly authorized Series B preferred stock at an exercise price of $40.00 per share. We derived net proceeds of approximately $2,067,700 from the 2005 private placement.

      AIGH purchased 30,368 shares of Series A preferred stock and warrants to acquire 15,184 shares of Series B preferred stock in the 2005 private placement for an aggregate purchase price of $820,000. We repaid the $665,000 we owed AIGH by crediting AIGH's purchase price of our securities with a like sum. The balance of the purchase price ($155,000) was paid in cash. As a condition of the 2005 private placement, we extended the expiration date of Mr. Hirschman's Investment Advisory Agreement to January 29, 2008. Pursuant to the agreement with AIGH as described above, we also paid legal fees and expenses incurred by Mr. Hirschman, AIGH and the investors in the 2005 private placement of approximately $108,000.

      Pursuant to an agreement, dated December 16, 2003, with Griffin Securities Inc., placement agent for our 2004 private placement, we issued Griffin Securities five-year warrants to purchase 14,815 shares of Series A preferred stock at an exercise price of $27.00 per share and five-year warrants to purchase 7,407 shares of Series B preferred stock at an exercise price of $40.00 per share as a finder's fee in respect of our 2005 private placement. Additionally, pursuant to the agreement dated December 16, 2003, we paid Griffin a $50,000 agent fee in respect of our 2005 private placement.

      On March 29, 2005, our stockholders approved an amendment to our certificate of incorporation increasing our authorized but unissued common stock from 45,000,000 to 195,000,000 shares. Upon the effectiveness of the certificate of amendment to our certificate of incorporation implementing this increase, each share of Series A preferred stock was automatically converted into 100 shares of our common stock and each warrant was automatically converted into a warrant to purchase that number of shares of common stock equal to the number of shares of preferred stock subject to the warrant multiplied by 100. As a result, all outstanding shares of Series A Preferred Stock (148,148 shares) were converted into 14,814,800 shares of our common stock. In addition, upon the effectiveness of the certificate of amendment, all outstanding warrants to purchase shares of Series A preferred stock (14,815 shares) and Series B preferred stock (81,477 shares) were converted into five-year warrants to purchase 1,481,500 shares of our common stock at an exercise price of $0.27 per share and five-year warrants to purchase 8,147,700 shares of our common stock at an exercise price of $0.40 per share, respectively.

                            REPORT OF AUDIT COMMITTEE

      The audit committee operates under a written charter adopted by the board of directors. The functions of the audit committee include the following:

   o appointment of independent auditors, determination of their compensation and oversight of their work;

   o review the arrangements for and scope of the audit by independent auditors;

   o  review the independence of the independent auditors;

   o consider the adequacy and effectiveness of the accounting and financial controls;

   o  pre-approve audit and non-audit services;

   o establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

   o  review and approve any related party transactions; and

   o discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

      In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of both the quality and acceptability of the accounting principles applied, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies and the clarity of disclosures in the financial statements. In addition, the audit committee discussed the rules under The Sarbanes-Oxley Act of 2002 that pertain to the audit committee and the roles and responsibilities of the audit committee members.

      During the year ended December 31, 2004, GraphOn's independent certified public accountants were BDO Seidman LLP. In addition to audit-related services, BDO Seidman also performed non-audit related services that consisted primarily of tax services for GraphOn during 2004. The audit committee reviewed BDO Seidman's judgments of both the quality and acceptability of the accounting principles applied by management and such other matters that are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

      On February 9, 2005, the audit committee dismissed BDO Seidman LLP as GraphOn's independent certified public accountants and engaged the firm of Macias Gini & Company LLP. Macias Gini was responsible for expressing an opinion on the conformity of GraphOn's audited financial statements, as of and for the year ended December 31, 2004, with accounting principles generally accepted in the United States. The audit committee reviewed Macias Gini's judgments of both the quality and acceptability of the accounting principles applied by management and such other matters that are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

      In overseeing the preparation of GraphOn's financial statements, the audit committee met with both GraphOn's management and Macias Gini, with and without management being present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. GraphOn's management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that they complied with the rules of Sarbanes-Oxley. The audit committee's review included discussions with Macias Gini of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as well as matters relating to Macias Gini's independence, including the disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

      On the basis of these reviews and discussions, the audit committee recommended to the board of directors that it approve the inclusion of the audited financial statements in GraphOn's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

      The audit committee has also evaluated the performance of Macias Gini, including, among other things, the amount of fees paid to them for audit and non-audit related services in 2005. Information related to Macias Gini's fees for 2005 and BDO Seidman's fees for 2004 and 2003 are discussed below in the proxy statement under "Proposal III - Ratification of Selection of Independent Auditors". Based on its evaluation, the audit committee has selected Macias Gini to serve as GraphOn's auditors for the fiscal year ending December 31, 2005.

November 21, 2005                   THE AUDIT COMMITTEE
                                    August P. Klein, Chairman
                                    Michael Volker
                                    Gordon M. Watson

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, as of November 21, 2005, with respect to the beneficial ownership of shares of our common stock held by: (i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each stockholder is c/o GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062.

                                         Number of Shares
                                          of Common Stock      Percent
                                           Beneficially          of
Name and Address of Beneficial Owner       Owned (1)(2)         Class
------------------------------------     ----------------     ---------
Robert Dilworth (3).................         693,820              1.5
William Swain (4)...................         601,000              1.3
August P. Klein (5).................         445,760              1.0
Michael Volker (6)..................         318,200                *
Gordon Watson (7)...................         280,000                *
Orin Hirschman (8)..................       9,120,417             18.5
    6006 Berkeley Avenue
    Baltimore, MD  21209
Ralph Wesinger (9)..................       4,268,711              9.2
IDT Capital, Inc. (10)..............       5,555,500             11.6
    520 Broad Street
    Newark, NJ 07102
Paul Packer (11)....................       3,821,278              8.2
    c/o Globis Capital Partners
    60 Broad Street, 38th Floor
    New York, NY 10004
All current executive officers and         2,336,780              4.8
directors as a group (5 persons)(12)
---------------

*   Denotes less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of November 21, 2005 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage ownership of our common stock is based on 46,167,047 shares of common stock outstanding as of November 21, 2005 and reflects the effectiveness of the Certificate of Amendment that was approved by our stockholders at our Special Meeting of Stockholders on March 29, 2005. Upon the effectiveness of the Certificate of Amendment each share of our previously outstanding Series A preferred stock was automatically converted into 100 shares of our common stock and each warrant that was exercisable for shares of our Series A or Series B preferred stock was automatically converted into a warrant exercisable for that number of shares of our common stock equal to the number of shares of Series A or Series B preferred stock subject to the warrant multiplied by 100.

(3) Includes 640,000 shares of common stock issuable upon the exercise of outstanding options.

(4) Includes 580,000 shares of common stock issuable upon the exercise of outstanding options.

(5) Includes 295,000 shares of common stock issuable upon the exercise of outstanding options.

(6) Includes 260,000 shares of common stock issuable upon the exercise of outstanding options.

(7) Includes 280,000 shares of common stock issuable upon the exercise of outstanding options.

(8) Based on information contained in a Schedule 13D/A filed by Orin Hirschman on February 17, 2005. Includes 1,521,739 shares of common stock issuable upon the exercise of outstanding warrants. Also includes 3,036,800 shares of common stock and 1,518,400 shares of common stock issuable upon the exercise of outstanding warrants held by AIGH. Mr. Hirschman is the managing member of AIGH and has sole voting and dispositive power with respect to shares held by AIGH.

(9) Based on information contained in a Form 4 filed by Mr. Wesinger on June 28, 2005. Includes 1,569,816 shares held in escrow pursuant to the terms of an escrow agreement (the NES Escrow Agreement) entered into in connection with the acquisition by GraphOn of NES. For the duration of the escrow, Mr. Wesinger has the right to vote, but not to dispose of, such shares. Includes 305,553 shares of common stock issuable upon exercise of outstanding options.

(10) Based on information contained in a Schedule 13D filed by IDT Capital, Inc. on February 15, 2005. Includes 1,851,800 shares of common stock issuable upon the exercise of warrants. Howard S. Jonas exercises sole voting and dispositive power with respect to the listed shares.

(11) Based on information contained in a Schedule 13G filed on February 10, 2004. Includes 587,791 shares of common stock and 293,896 shares of common stock issuable upon the exercise of outstanding warrants held by Mr. Paul Packer and 370,400 shares of common stock and 185,200 shares of common stock issuable upon the exercise of outstanding warrants held by Globis Overseas Fund Ltd. (Globis Overseas). Includes 1,589,381 shares of common stock and 794,630 shares of common stock issuable upon the exercise of outstanding warrants held by Globis Capital Partners (Globis Capital). Mr. Packer is the managing member of Globis Capital and is the managing member of the general partner of the manager of Globis Overseas. Mr. Packer exercises sole voting and dispositive power with respect to the shares beneficially owned by Globis Capital and Globis Overseas.

(12) Includes 2,055,000 shares of common stock issuable upon the exercise of outstanding options.

Compliance with Section 16(a) of Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2004, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

                                  PROPOSAL III

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our audit committee has selected Macias Gini & Company LLP to audit our accounts for the fiscal year ending December 31, 2005. Such firm, which has served as our independent auditors since February 9, 2005, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

      A representative of Macias Gini & Company LLP is expected to attend the annual meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

      Estimated fees, payable in 2005 to Macias Gini & Company LLP, for the audit of our 2004 financial statements and the preparation of our 2004 federal, state and local tax returns are $75,000 and $12,000, respectively. We have accrued these amounts as of December 31, 2004.

      The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Board Recommendation

      The board unanimously recommends a vote FOR ratification of the selection of Macias Gini & Company LLP as our independent auditors for the fiscal year ending December 31, 2005.

Changes in Independent Auditors

      On February 9, 2005, our Audit Committee dismissed BDO Seidman, LLP as our independent auditors. Fees for professional services provided by BDO Seidman, LLP for the years ended December 31, 2004 and 2003 were as follows:

                            2004          2003
                        ----------     ----------
    Audit Fees           $  44,600      $ 104,100
    Audit Related Fees          --             --
    Tax Fees                15,800         17,000
    All Other Fees              --             --
                        ----------     ----------
       Total             $  60,400      $ 121,000
                        ==========     ==========

      Fees for audit services include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the Securities and Exchange Commission (the "SEC"). Audit-related fees include consultations regarding revenue recognition rules and interpretations as they related to the financial reporting of certain transactions. Tax fees included tax compliance and tax consultations. For 2004, BDO Seidman, LLP's audit fees consisted of fees associated with the reviews of our quarterly reports on Form 10-Q and assistance with and review of documents filed with the SEC. Their tax fees consisted of tax compliance and tax consultations. For 2003, their audit fees included fees associated with our 2003 annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the SEC. Their tax fees consisted of tax compliance and tax consultations.

                            ACCOMPANYING INFORMATION

      Accompanying this proxy statement is a copy of our annual report on Form 10-K to stockholders for our fiscal year ended December 31, 2004. Such annual report includes our audited financial statements for the three fiscal years ended December 31, 2004. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

                    (This page has been left blank intentionally)

                                                                      Exhibit A

                               GRAPHON CORPORATION
                           2005 EQUITY INCENTIVE PLAN


I. INTRODUCTION

  1.1. Purposes. The purposes of the 2005 Equity Incentive Plan (this "Plan") of GRAPHON CORPORATION (the "Company"), and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, consultants, advisors and well-qualified persons who are not officers or employees of the Company for service as directors of the Company, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary and, in the case of a consultant or advisor who is not an employee, the rendering of services to the Company or a Subsidiary.

  1.2. Administration. This Plan shall be administered either by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") designated by the Board consisting of one or more members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Committee" shall mean the Board if no such committee is designated, and shall mean such committee during such times as it is so designated.

       The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the type of award and the number of shares of Common Stock subject to each award granted hereunder, the exercise price of each option award, the time and conditions of vesting or exercisability of each award and all other terms and conditions of each award, including, without limitation, the form of the written award agreement between the Company and the recipient that evidences each award and sets forth the terms and conditions of such award (the "Agreement"). The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish such rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee may, in its sole discretion and for any reason at any time, take action such that any or all outstanding awards shall become vested or exercisable in part or in full.

       The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award grant to such an officer or other person.

       No member of the Board of Directors or the Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

       A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

  1.3. Eligibility. Participants in this Plan shall consist of such non-employee directors, officers, other employees, consultants and advisors of the Company and its Subsidiaries from time to time as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

  1.4. Shares Available. Subject to adjustment as provided in Section 4.7, 3,500,000 shares of the common stock, par value $0.0001 per share, of the Company ("Common Stock"), shall be available for issuance pursuant to grants of awards under this Plan. To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, then such shares of Common Stock shall again be available under this Plan. If any shares of Common Stock subject to an award granted hereunder are withheld and applied as payment in connection with the exercise of an award or the withholding or payment of taxes related thereto ("Returned Shares"), such Returned Shares shall again be available for issuance under this Plan.

       Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.


                               II. STOCK OPTIONS

  2.1. Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any Subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported on the OTC Bulletin Board, or other exchange where the Common Stock is listed, on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

  2.2. Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

       (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

       (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten years after its date of grant (or five years after its date of grant in the case of the grant of an incentive stock option to any person who is a Ten Percent Holder). The Committee may, in its discretion, establish performance measures or other criteria which shall satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

       (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request;

provided, however, that notwithstanding the foregoing or anything in the Agreement relating to such option to the contrary, the Company shall have sole discretion to disapprove of an election pursuant to clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

  2.3. Termination of Employment.

       (a) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until andincluding the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" shall, with respect to any award recipient who at such time has a written employment agreement with the Company, mean the permanent and total disability of such award recipient as described in such agreement; and otherwise shall mean the inability of such award recipient substantially to perform such award recipient's duties and responsibilities for a continuous period of six months.

       (b) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

       (c) Other Termination by Optionee. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company is terminated by the optionee for any reason other than Total Disability or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option.

       (d) Termination by Company for Cause. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment is terminated by the Company for Cause, each option held by such optionee shall terminate automatically on the date of such termination. For purposes of this Plan, "Cause" shall, with respect to any award recipient who at such time has a written employment agreement with the Company, have the meaning ascribed thereto in such agreement, but shall not include termination by reason of an award recipient's Total Disability notwithstanding any language to the contrary in such employment agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the award recipient's Total Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company.

       (e) Termination by Company Without Cause. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company is terminated by the Company without Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is 90 days (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option; provided, however, that if the optionee's employment with the Company is terminated by the Company without Cause within the nine-month period following the consummation of a Corporate Transaction (as defined in Section 4.8(a)), each option held by such optionee shall become fully exercisable, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is 90 days after the effective date of such optionee's termination of employment and
(ii) the expiration date of the term of such option; provided further, that if the optionee's employment with the Company is terminated by the Company without Cause at any other time, the Committee may, in its sole and absolute discretion, provide that each option held by such optionee shall become fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of
(i) the date which is 90 days after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

       (f) Death Following Termination of Employment. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Total Disability, or if an optionee dies during the period set forth in Section 2.3(c) or 2.3(e) following termination of employment by the optionee for any reason other than Total Disability or death or termination by the Company without Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                         III. PERFORMANCE VESTED STOCK

  3.1. Grants of Performance Vested Stock. The Committee may, in its discretion, grant performance vested stock awards with respect to shares of Common Stock to such non-employee directors, officers, consultants and advisors as may be selected by the Committee. Such awards may at the discretion of the Committee be either current grants of shares of Common Stock or deferred grants of Common Stock. A current grant is an award of shares of Common Stock, which are subject to a substantial risk of forfeiture if the vesting conditions are not met. A deferred grant is an award, which provides that shares of Common Stock will be issued in the future if the vesting conditions are met.

  3.2. Terms of Performance Vested Stock Awards. Performance vested stock awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

       (a) Number of Shares. The number of shares of Common Stock subject to a performance vested stock award shall be determined by the Committee.

       (b) Restriction Period. The period (the "Restriction Period") during which the transfer of shares of Common Stock subject to a performance vested stock award are limited in some way, and are subject to a substantial risk of forfeiture.

       (c) Performance Vesting Measures and Targets. The performance measures and targets which shall be satisfied or met as a condition to the accelerated vesting of a performance vested stock award shall be determined by the Committee. The performance measures shall be chosen from among the following business criteria, or such other business criteria as the Committee deems appropriate:

           (i) earnings before interest, taxes, depreciation and amortization ("EBITDA");

           (ii)    consolidated pre-tax earnings;

           (iii)   revenues;

           (iv)    net earnings;

           (v)     operating income;

           (vi)    earnings before interest and taxes;

           (vii)   cash flow measures;

           (viii)  return on equity;

           (ix)    return on net assets employed;

           (x)     earnings per share;

           (xi)    net income excluding special or non-recurring items;

           (xii)   total shareholder return; and

           (xiii)  operating margin.

      The Committee shall have the discretion to change such performance measures, to establish the performance targets applicable to such performance measures on a grant-by-grant basis and to adjust the determinations of the degree of attainment of preestablished performance targets.

       (d) Vesting. Each performance vested stock award, or a specified portion thereof, shall become fully vested and, subject to Section 4.6, freely transferable upon achievement during its Restriction Period for the performance targets set forth therein. If such performance targets are not achieved during such Restriction Period, the performance vested stock award will be forfeited and shall be returned to the Company.

       (e) Voting Rights. Except as otherwise provided in the Agreement relating to a performance vested stock award, the recipient of a current performance vested stock award granted hereunder shall have the right to exercise full voting rights with respect to the shares of Common Stock subject to such performance vested stock award during the period of restriction.

       (f) Dividends and Other Distributions. Except as otherwise provided in the Agreement relating to a performance vested stock award, during the period of restriction, the recipient of a current performance vested stock award granted hereunder shall be credited with regular cash dividends paid with respect to the underlying shares of Common Stock subject to such performance vested stock award. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

  3.3. Termination of Employment.

       (a) Disability, Death and Termination Without Cause. Except to the extent otherwise set forth in the Agreement relating to a performance vested stock award, if the employment of the recipient of a performance vested stock award or his or her service as a consultant or advisor terminates by reason of Total Disability, death or termination by the Company without Cause, the period of restriction shall terminate as of the effective date of such recipient's termination of employment or service, and any applicable performance measures shall be computed through such date.

       (b) Other Termination. Except to the extent otherwise set forth in the Agreement relating to a performance vested stock award, if the recipient's employment with the Company or service as a consultant or advisor terminates for any reason other than Total Disability, death or involuntary termination without Cause, the portion of such award which is subject to a period of restriction on the effective date of such recipient's termination of employment or service shall be forfeited to and canceled by the Company.

                                  IV. GENERAL

  4.1. Effective Date and Term of Plan. This Plan became effective as of November 3, 2005, the date of approval of this Plan by the Board of Directors. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

  4.2. Amendments.

       (a) The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), or
(b) extend the term of this Plan. No amendment may impair the rights of a recipient of an outstanding award without the consent of such recipient or, in the case of an outstanding incentive stock option, effect any change inconsistent with Section 422 of the Code.

       (b) Without the prior approval of the stockholders of the Company, except as provided in Section 4.7 or 4.8 hereof, no option issued under this Plan shall be repriced or regranted at a lower option price or replaced by an option with a lower option price.

  4.3. Agreement. No award shall be valid until an Agreement is executed by the Company and the award recipient and, upon execution by the Company and the award recipient and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

  4.4. Non-Transferability.

       (a) Except as provided in subsection (b) below,, no award hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or
(ii) pursuant to a binding domestic relations order. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no award hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award hereunder, such award and all rights thereunder shall immediately become null and void.

       (b) Notwithstanding subsection (a) above, to the extent provided in the Agreement or otherwise permitted by the Committee, an award may be transferred, without consideration, to a Permitted Transferee. For this purpose, a "Permitted Transferee" in respect of any grantee of an award means any member of the Immediate Family (as defined below) of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the "Immediate Family" of a grantee means the grantee's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such award may be exercised by such transferee in accordance with the terms of such award.

  4.5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the award recipient of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an award hereunder. Unless otherwise provided in an Agreement relating to an award, (i) the recipient may elect that the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise or vesting of the award having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the "Tax Date") in the minimum statutory amount necessary to satisfy any such obligation or (ii) the recipient may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the recipient has held for at least six months prior to the delivery of such shares or which the recipient purchased on the open market and in each case for which the recipient has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the minimum statutory amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom the recipient of an option has submitted an irrevocable notice of exercise, or (D) any combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the award. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the recipient; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (i) or (ii)(B)-(D) and that in the case of a recipient who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the recipient.

  4.6. Restrictions on Shares. Each award hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  4.7. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend (a "Corporate Transaction"), the number and class of securities available under this Plan, the limitation on award grants set forth in Sections
1.4 and 1.5, the number and class of securities subject to each outstanding award and the purchase price per security subject to an option shall be appropriately adjusted by the Committee. In the case of an adjustments to outstanding options pursuant to this Section 4.7 (i) such adjustments shall not result in an increase in the aggregate purchase price of such options and (ii) the ratio of the purchase price of the securities subject to such options to the Fair Market Value of the securities subject to such options immediately after such adjustment shall be no greater than the ratio of the purchase price of the Common Stock subject to such options to the Fair Market Value of the Common Stock immediately prior to such adjustment. The decision of the Committee regarding any such adjustment shall be final and binding. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the recipient, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

  4.8. Effect of Certain Transactions.

       (a) In the event of a Corporate Transaction involving the disposition of all or substantially all of the Company's assets, a consummation of a merger or consolidation in which the Company is not the surviving or resulting corporation, or a sale of all or substantially all of the Company's outstanding Common Stock to another person or corporation, then (unless otherwise specified in the Agreement relating to an award), the Committee shall provide, at its election made in its sole and absolute discretion, for one or more of the following: (i) for each outstanding award, whether or not then vested or exercisable, to be replaced with a comparable award with respect to shares of capital stock of a successor or purchasing corporation or parent thereof (in the manner described in Section 4.7), or (ii) for each outstanding award, whether or not then vested or exercisable, to be assumed by a successor or purchasing corporation or parent thereof (and, in the event of such assumption, each outstanding award shall continue to be vested or exercisable, on the terms and subject to the conditions set forth in, and in cumulative amounts at the times provided in, the Agreement relating to such award but shall, from and after the consummation of such Corporate Transaction, be with respect to the capital stock, cash and/or other property received by the common stockholders of the Company in such Corporate Transaction in an amount equal to what the recipient of such award would have received had the award vested or been exercised immediately prior to the consummation of such Corporate Transaction), or (iii) for each outstanding award, whether or not then vested or exercisable, to become vested or exercisable during such period prior to the scheduled consummation of such Corporate Transaction as may be specified by the Committee; provided, however, that such elections of the Committee shall apply identically, by their terms, to all recipients of awards granted under this Plan (unless otherwise required by an Agreement). In the event the Committee elects to cause the awards not then otherwise exercisable to become exercisable prior to such Corporate Transaction (an "Accelerated Award"), any exercise of an Accelerated Awards shall be conditioned upon, and shall be effective only concurrently with, the consummation of such Corporate Transaction; and if such Corporate Transaction is not consummated, the exercise of such Accelerated Awards shall be of no further force or effect (and an optionee may elect, with respect to the exercise during such period of an option that was otherwise exercisable, to so condition such exercise upon the consummation of the Corporate Transaction). All options not exercised prior to the consummation of such Corporate Transaction (and which are not being assumed by a successor or purchasing corporation or parent thereof) shall terminate and be of no further force or effect as of the consummation of such Corporate Transaction.

       (b) With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Section 2.3, or as set forth pursuant to such Section in any Agreement to which such optionee is a party, and (ii) not with-standing the expiration date of the term of such option, in the event the Company is involved in a business combination pursuant to which such optionee receives a substitute option with respect to securities of any entity, including an entity directly or indirectly acquiring the Company, then each outstanding option held by such optionee immediately prior to such Corporate Transaction (or any option in substitution thereof) shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 2.3 or the expiration date of the term of the option, as the case may be, and (y) the date which is six months and one day after the consummation of such business combination.

  4.9. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

  4.10. Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an award hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

  4.11. Designation of Beneficiary. If permitted by the Company, an award recipient may file with the Committee a written designation of one or more persons as such recipient's beneficiary or beneficiaries (both primary and contingent) in the event of the recipient's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

      Each beneficiary designation shall become effective only when filed in writing with the Committee during the recipient's lifetime on a form prescribed by the Committee. The spouse of a married recipient domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

      If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

  4.12. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

  4.13. Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                               GRAPHON CORPORATION

                          5400 Soquel Avenue, Suite A2
                          Santa Cruz, California 95062

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on November 21, 2005, at the Annual Meeting of Stockholders to be held on December 22, 2005 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I, II and III.

               (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                               GRAPHON CORPORATION

                                December 22, 2005


 Please date, sign and mail your proxy card in the envelope provided as soon as possible


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS I, II AND III. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


I.   Election of Directors: The nominee for the Board of Directors is listed below.
                                       NOMINEE:
      [ ] FOR THE NOMINEE              [ ] Gordon Watson
      [ ] WITHHOLD AUTHORITY
          FOR THE NOMINEE

                                                  FOR    AGAINST    ABSTAIN
II.  To approve the 2005 Equity Incentive Plan    [ ]      [ ]        [ ]


                                                         FOR  AGAINST  ABSTAIN
III. To ratify the selection of Macias Gini & Company,   [ ]    [ ]      [ ]
     LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.


IV.  To transact such other business as may properly come before the meeting.

To change the address on your account, please check the box at right [ ] and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.



Signature of Stockholder _________________________   Date: ____________



Signature of Stockholder _________________________   Date: ____________


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.